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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                February 16, 2006

                        FRONTIER AIRLINES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   000-51890                 20-4191157
        (State of                  (Commission             (I.R.S. Employer
      Incorporation)               File Number)           Identification No.)

         7001 Tower Road, Denver, Colorado                      80249
      (Address of principal executive offices)                (Zip Code)

                                  720-374-4200
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 1, 2006 Frontier Airlines Holdings, Inc. ("Frontier Holdings") entered into a Purchase Agreement with Bombardier, Inc., (the "Agreement") for the purchase of ten Bombardier Q400 Series turboprop aircraft (the "Q400 Aircraft") for deliveries in May 2007 through December 2007. The base list price for each Q400 Aircraft with selected optional features is approximately $26 million, subject to an escalation formula. Under the Agreement, Frontier Holdings also has an option to obtain ten additional Q400 Aircraft for deliveries in March 2008 through December 2008, provided Frontier gives Bombardier at least 12 months notice of the exercise of the option. Additionally, the Agreement establishes a spare parts program and technical and training support for Frontier Holding's initial and continuing operation of the Q400 Aircraft. A copy of the press release dated September 6, 2006 entitled "Frontier Airlines Holdings, Inc. to Purchase 10 Bombardier Q400 Turboprops" is attached hereto as Exhibit 99.01.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Item 99.01 Press Release dated September 6, 2006 entitled "Frontier Airlines Holdings, Inc. to Purchase 10 Bombardier Q400 Turboprops".

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             FRONTIER AIRLINES HOLDINGS, INC.


Date: September 6, 2006                      By:  /s/  Jeff S. Potter
                                                  ------------------------------
                                             Its: President and CEO